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                                 [RF & S LOGO]

                           REZNICK FEDDER & SILVERMAN
           CERTIFIED PUBLIC ACCOUNTANTS - A PROFESSIONAL CORPORATION

        4520 EAST WEST HIGHWAY - SUITE 300 - BETHESDA, MARYLAND 20814-3319
                   - PHONE (301) 652-9100 - FAX (301) 652-1848



                                 June 20, 2001




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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WE CONSENT TO THE INCLUSION IN THIS REGISTRATION STATEMENT ON FORM S-11 OF OUR REPORTS DATED MARCH 20, 2001 ON THE AUDITED FINANCIAL STATEMENTS OF BCTC IV ASSIGNOR CORP., BOSTON CAPITAL TAX CREDIT FUND IV L.P., AND BOSTON CAPITAL ASSOCIATES IV L.P., AS OF DECEMBER 31, 2000. WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS."



                                          REZNICK FEDDER & SILVERMAN

                                          /s/ Reznick Fedder & Silverman